Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into as of the 16th day of March, 2009 (the “Effective Date”), by and between Darrell Webb (the “Executive”) and Jo-Ann Stores, Inc., an Ohio corporation (the “Company”).

Recitals

WHEREAS, the Executive presently serves as President and Chief Executive Officer of the Company pursuant to a letter agreement with the Company effective as of June 27, 2006, as amended (the “Existing Letter Agreement”);

WHEREAS, the Executive presently serves as the Chairman of the Board of Directors of the Company (the “Board”);

WHEREAS, the Executive and the Company wish to provide for the continued employment of the Executive on the terms and conditions set forth herein; and

WHEREAS, effective as of the date hereof, the Executive and the Company intend that the Existing Letter Agreement shall cease to be of any force or effect.

Agreement

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Employment. The Company hereby continues to employ the Executive, and the Executive hereby agrees to continue such employment, effective as of the Effective Date, upon the terms and conditions set forth herein. This Agreement, along with the Agreement between the Executive and the Company dated February 19, 2008 (the “Severance Agreement”), sets forth the terms and conditions of the Executive’s employment by the Company, represents the entire agreement of the parties with respect to that subject, and supersedes all prior understandings and agreements with respect to that subject. Without limiting the foregoing sentence, effective as of the Effective Date, this Agreement supersedes in its entirety the Existing Letter Agreement.

2. Position and Duties.

(a) Duties. Subject to Section 2(e) below, the Executive shall be employed by the Company as President and Chief Executive Officer, and subject to Section 2(e) below, the Executive shall continue to serve as Chairman of the Board. The Executive shall be responsible for the general management of the affairs of the Company and shall perform all duties incidental to such positions which may be required by law and all such other duties as are properly required by the Board. The Executive shall report directly to the Board. The Executive also shall serve, without additional compensation, as an officer and director of each of the other members of the Company’s affiliated group, as determined by the Board, provided, that such service does not interfere with the performance of the Executive’s responsibilities as an employee in accordance with this Agreement.

(b) Engaging in Other Employment. While employed by the Company, the Executive shall devote his full time and attention to the Company and its affiliates and shall not be employed by any other person or entity. Subject to Section 14 of the Severance Agreement, the Executive may reasonably participate as a member in community, civic, or similar organizations and may pursue personal investments, so long as such activities do not interfere with the performance of the Executive’s responsibilities as an employee in accordance with this Agreement, provided that the Executive may serve on corporate boards (other than the Board) with the approval of the Board, which approval shall not be unreasonably withheld.

(c) Loyal and Conscientious Performance. The Executive shall act at all times in compliance with the policies, rules and decisions adopted from time to time by the Company, its Board and any employing affiliates and perform all the duties and obligations required of him by this Agreement in a loyal and conscientious manner.

(d) Location. The Executive’s principal office shall be at the principal executive offices of the Company in Hudson, Ohio. Except for required business travel to an extent substantially consistent with the business travel obligations of other senior Company executives, the Executive will not be required to relocate to a new principal place of business that is more than fifty (50) miles (by straight line measurement) from such location.

(e) Chairman Role. During the Term, the Company shall use its best efforts to cause the Executive to be reelected as Chairman of the Board, unless, at any time during the Term, the Board adopts a policy that its Chief Executive Officer should not serve as Chairman of the Board, in which case the Executive shall cease to serve as Chairman of the Board upon the effective date of such action by the Company.

3. Term of Employment. The term of the Executive’s employment pursuant to this Agreement shall commence on the Effective Date and end on August 1, 2011, unless terminated earlier pursuant to the provisions of this Agreement (the “Term”).

4. Base Salary. During the Term, the Company shall pay the Executive an annualized base salary (“Annual Base Salary”) at a rate of $875,000, payable in regular installments in accordance with the Company’s normal payroll practices. During the Term, the Annual Base Salary shall be reviewed by the Board or a committee thereof, for increase or decrease, at such time as the salaries of other senior executives of the Company are reviewed generally. If so adjusted, the Annual Base Salary shall be adjusted for all purposes of this Agreement.

5. Annual Incentive. For each fiscal year during the Term, the Executive shall be eligible to participate in an annual incentive plan under terms and conditions no less favorable than other senior executives of the Company; provided that the Executive’s “target” annual incentive opportunity shall be 100% of his Annual Base Salary (or such other percentage as determined by the Board or a committee thereof from time to time) (the “Target Bonus”). The Executive’s payment under the annual incentive plan shall be based on meeting predetermined performance objectives established by the Board or a committee thereof. The annual incentive, if earned, will be paid to the Executive by the Company no later than two and a half months after the later of (i) the end of the applicable performance period, or (ii) the end of the calendar year in which the performance period ends. Nothing contained in this Section 5 will guarantee the Executive any specific amount of annual incentive compensation, or prevent the Board or a committee thereof from establishing performance goals and compensation targets applicable only to the Executive.

6. Equity Awards. The Company will cause equity awards (the “LTIP Awards”) to be made to the Executive as provided in this Section 6. Except for the LTIP Awards set forth below, and unless otherwise determined by the Board or a committee thereof, the Executive shall not be entitled to any equity awards for the 2010 fiscal year and each other fiscal year commencing during the Term.

(a) Options. On the Effective Date, the Company will grant to the Executive a nonqualified stock option to purchase the Company’s common stock (an “Option”), which Option shall have a value (as determined below) equal to $400,000. The exercise price of the Option will be the closing price of the Company’s common stock on the Effective Date. The normal expiration date of the Option will be the seventh anniversary of the Effective Date. The Option will become ratably vested and exercisable on the four successive anniversaries of the Effective Date, subject to the Executive’s continued employment with the Company and its affiliates until the relevant vesting dates. The number of shares of the Company’s common stock subject to the Option shall be determined pursuant to a Black-Scholes option pricing model incorporating the same assumptions used for determining the number of stock options granted as of the Effective Date to other senior executives of the Company. Except as specifically provided herein, the terms and conditions of the Option shall be subject to the terms of the Jo-Ann Stores, Inc. 2008 Incentive Compensation Plan (“Incentive Compensation Plan”) and the award agreement evidencing the grant of the Option, as provided to senior executives generally.

(b) Performance Shares. On the Effective Date, the Company will grant to the Executive a performance share award (a “Performance Share Award”) with respect to a number of shares of the Company’s common stock with a value (determined pursuant to the same methodology used for such purpose in respect of performance share grants made as of the Effective Date to other senior executives of the Company) equal, at target, to $400,000. The Compensation Committee of the Board shall establish the performance goals and payout schedule (which shall be consistent with the long-term incentive corporate performance goals and payout schedule established for other senior executive officers) for the Executive based upon performance during the 2010 fiscal year. The Performance Share Award will be paid to the Executive in the form of restricted shares of the Company’s common stock (with each performance share corresponding to one restricted share of the Company’s common stock), based on the extent to which the performance goals for the 2010 fiscal year are achieved, as determined by the Compensation Committee of the Board. To the extent the performance goals for the 2010 fiscal year are not met, the Performance Share Award will be forfeited and will cease to be outstanding. The restricted shares granted under the Performance Share Award will vest twenty-five percent (25%) per year over four years, commencing on the date that the restricted shares are granted, subject to the Executive’s continued employment with the Company and its affiliates until the relevant vesting dates. Except as specifically provided herein, the terms and conditions of the Performance Share Award shall be subject to the terms of the Incentive Compensation Plan and the award agreement evidencing the grant of the Performance Share Award, as provided to senior executives generally.

(c) Restricted Stock Award. On the Effective Date, the Company will grant to the Executive an award of restricted stock (a “Restricted Stock Award”) with respect to a number of shares of the Company’s common stock with a value (determined pursuant to the same methodology used for such purpose in respect of restricted stock grants made as of the Effective Date to other senior executives of the Company) equal to $4,000,000. Two-thirds (2/3) of the shares underlying the Restricted Stock Award will vest on the second anniversary of the Effective Date and one-third (1/3) of the shares underlying the Restricted Stock Award will vest on the third anniversary of the Effective Date, subject to the Executive’s continued employment with the Company and its affiliates until the relevant vesting dates. Except as specifically provided herein, the terms and conditions of the Restricted Stock Award shall be subject to the terms of the Incentive Compensation Plan and the award agreement evidencing the grant of the Restricted Stock Award, as provided to senior executives generally.

7. Benefits; Expense Reimbursements. During the Term, and except as otherwise provided in Section 6 of this Agreement, the Executive shall be eligible to participate in all welfare, perquisites, fringe benefit, qualified or nonqualified deferred compensation and retirement plans, and other benefit plans, practices, policies and programs, maintained by the Company applicable to senior executives of the Company generally, in each case as amended from time to time. The Executive shall be reimbursed for all reasonable travel and other out-of-pocket expenses actually and properly incurred by the Executive during the Term in connection with carrying out his duties hereunder in accordance with the Company’s policies, as may be in effect from time to time, for its senior executives generally.

8. Termination.

(a) Notwithstanding anything to the contrary contained herein, the Executive’s employment may be terminated prior to the end of the Term as follows:

(i) automatically, upon the death or “Disability” (as defined in the Severance Agreement) of the Executive;

(ii) by the Executive, for any reason or no reason, in which case the date of termination shall be the date specified in the notice of termination; provided that if the Executive terminates employment without “Good Reason (before a Change of Control)” (as defined in the Severance Agreement), then the Executive agrees to provide the Company with at least one year’s advance written notice prior to such termination (the “Notice Period”); and

(iii) by the Company for any reason or no reason, in which case the date of termination shall be the date specified in the notice of termination.

(b) The Executive hereby covenants and agrees that if he voluntarily terminates employment pursuant to Section 8(a)(ii) without “Good Reason (before a Change of Control)” (as defined in the Severance Agreement) and prior to the expiration of the Notice Period, then for the remainder of the Notice Period, the Executive shall not, without the prior written consent of the Company, on the Executive’s own behalf or on the behalf of any person, firm or company, directly or indirectly, attempt to influence, persuade or induce, or assist any other person in so persuading or inducing, any of the employees of the Company (or any of its affiliates) to give up his or her employment with the Company (or any of its affiliates), and the Executive shall not directly or indirectly solicit or hire employees of the Company (or any of its subsidiaries or affiliates) for employment with any other employer. The Executive agrees and acknowledges that the promises and obligations made by the Company in this Agreement (specifically including, but not limited to, the LTIP Awards provided for under Section 6 hereof) constitute sufficient consideration for the covenants contained in this Section 8(b).

(c) Notwithstanding any other provision of this Agreement, upon the termination of the Executive’s employment for any reason, unless otherwise requested by the Board, the Executive shall immediately resign from all positions that he holds or has ever held with the Company and its affiliated group (and with any other entities with respect to which the Company or its affiliates have requested the Executive to perform services), including, without limitation, the Board and all boards of directors of the Company’s affiliated group. The Executive hereby agrees to execute any and all documentation to effectuate such resignations upon request by the Company, but he shall be treated for all purposes as having so resigned upon termination of his employment, regardless of when or whether he executes any such documentation.

9. Effect of Termination.

(a) Except as otherwise provided in this Section 9, upon any termination of employment, the Executive’s entitlement to severance payments and benefits shall be governed exclusively by the Severance Agreement, the Incentive Compensation Plan and the terms of the award agreements evidencing the LTIP Awards.

(b) Notwithstanding the foregoing, and in addition to the benefits and payments provided under the agreements and plans listed in Section 9(a) hereof, if the Executive’s employment is terminated by the Company without “Cause” or by the Executive with “Good Reason (before a Change of Control)” (as those terms are defined in the Severance Agreement), the Executive’s Restricted Stock Award outstanding at the time of termination (to the extent then not already vested) will vest immediately.

10. Successors.

(a) This Agreement is personal to the Executive and is not assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its affiliates, and their respective successors and assigns.

(b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform the Company’s obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place.

11. Notice. Any notice to be given hereunder by either party to the other must be in writing and be effectuated either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed to the parties at the following addresses:

If to the Company or any affiliate:
Chairman, Compensation Committee
Jo-Ann Stores, Inc.
5555 Darrow Road
Hudson, OH 44236
cc: General Counsel
Jo-Ann Stores, Inc.
5555 Darrow Road
Hudson, OH 44236
cc:Derek D. Bork, Esq.
Thompson Hine LLP
3900 Key Center
127 Public Square
Cleveland, OH 44114
If to the Executive:

At the most recent contact information on file in the payroll records of the Company.

12. Waiver of Breach. The waiver by any party to a breach of any provision in this Agreement cannot operate or be construed as a waiver of any subsequent breach by a party.

13. Severability. The invalidity or unenforceability of any particular provision in this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

14. Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state, local, foreign or other taxes as shall be required to be withheld pursuant to any applicable law or regulation.

15. Employment at Will. The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, or any of its affiliates, the employment of the Executive by the Company or any of its affiliates is “at will” and the Executive’s employment may be terminated at any time.

16. Amendment. No modifications or amendments of the terms and conditions herein shall be effective unless in writing and signed by the parties or their respective duly authorized agents.

17. Governing Law; Disputes.

(a) To the extent not preempted by the laws of the United States, the laws of the state of Ohio, applicable to contracts made and to be performed wholly within that state, shall be the controlling law in all matters relating to this Agreement.

(b) The parties agree that any dispute or controversy arising under or in connection with this Agreement shall be settled pursuant to the terms and conditions of Section 12 of the Severance Agreement. Notwithstanding the foregoing, the Company shall not be required to seek or participate in arbitration regarding any breach by the Executive of his agreements in Section 8(b) hereof, but may pursue its remedies for such breach in a court of competent jurisdiction in Cleveland, Ohio. If, at the time of enforcement of Section 8(b), a court holds that the restrictions stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

(c) The Executive acknowledges and agrees that the Company would be damaged irreparably in the event the provisions of Section 8(b) hereof were not performed in accordance with their specific terms or were otherwise breached and that money damages would be an inadequate remedy for any such non-performance or breach. Therefore, the Executive agrees that that Company shall be entitled, in addition to other rights and remedies existing in its favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security).

18. Mitigation. In no event will the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts (including amounts for damages for breach) payable to the Executive under any of the provisions of this Agreement and those amounts will not be reduced simply because the Executive obtains other employment.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

JO-ANN STORES, INC.

/s/ Beryl Raff
By: Beryl Raff
Title: Chairman, Compensation Committee

EXECUTIVE

/s/ Darrell Webb
Darrell Webb